Exhibit 99.1

KULR Receives Non-Compliance Notice from NYSE American

Company to Deliver Plan of Compliance to NYSE American

SAN DIEGO / GLOBENEWSWIRE / December 22, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it received a notice from the staff of NYSE American LLC (the "Exchange") that KULR was not in compliance with the Exchange's continued listing standards under Section 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide. Section 1003(a)(i) requires a listed company to have stockholders' equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, Section 1003(a)(ii) requires a listed company to have stockholders' equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years, and Section 1003(a)(iii) requires a listed company to have stockholders' equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. In order to regain compliance with Section 1003(a)(iii), the Company is now subject to the procedures and requirements of Section 1009 of the NYSE American Company Guide and has until January 19, 2024, to submit a plan (the "Plan") of actions it has taken or will take to regain compliance with the continued listing standards by June 20, 2025.

KULR intends to timely deliver a Plan to the Exchange. If the Exchange accepts the Plan, KULR will be able to continue its listing during the Plan period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance.

Receipt of the notice from the Exchange has no immediate effect on the listing or trading of KULR’s common stock on the Exchange, and does not affect KULR’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. Except as required by law, we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com

Media Relations:

Further PR

Email: press@furtherpr.com